Exhibit 10.9

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

First Amendment to the

Cooperation and Licensing Agreement

Between Deep Isolation, Inc. and NAC International Inc.

THIS First Amendment (this “Amendment”) to that certain Cooperation and Licensing Agreement between Deep Isolation Inc. (“DI”) and NAC International Inc. (“NAC”) dated the 17th day of June, 2020, which is incorporated herein (the “Agreement”), is made and entered into this 29th day of July, 2025 (the “Effective Date”), by and between NAC International Inc., a Delaware corporation having its principal place of business at 2 Sun Court, Suite 220, Peachtree Corners, GA 30092 (hereinafter "NAC") (www.nacintl.com) and Deep Isolation, Inc., a Delaware corporation having a principal place of business at 2120 University Ave., Berkeley, CA 94704 (hereinafter "Deep Isolation" or “DI”) (www.deepisolation.com), NAC and DI being hereinbelow referred to individually as a “Party” and collectively as the “Parties.” Unless specified otherwise in this Amendment, defined terms in the Agreement used herein shall appear with initial caps and shall retain their meanings as set forth in the Agreement, subject to modification in writing by the Parties, should any such need modification be identified, including modification of defined terms used in the Agreement as stipulated by this Amendment.

WHEREAS, the Parties acknowledge and agree that since the execution of the Agreement in 2020, a potential market has emerged to deploy Drillhole Canisters (as further defined below) for above- ground storage applications at commercial nuclear power plants or other nuclear facility sites, which could be located in the United States or potentially other countries (the “Purpose”).

WHEREAS, the Parties acknowledge and agree that at present and for the foreseeable future: (i) the United States currently does not have a licensed federal repository for used nuclear fuel and other radioactive nuclear materials generated by nuclear power plants ; (ii) such used fuel and other materials are generally kept at the sites at which they were created; (iii) the availability and U.S. Nuclear Regulatory Commission (NRC) licensing of the Yucca Mountain Project (YMP) as the ultimate repository remains uncertain and unlikely; and, (iv) although the NRC has not established a definitive regulatory framework for final disposal of such used fuel and other materials below- ground, such as in deep horizontal drillholes or boreholes, as contemplated in the Agreement, the Parties recognize and concur that interim above-ground storage in drillhole canisters or Universal Canister Systems (as further defined below) is likely compatible with ultimate disposal in a mined repository or in drillholes (boreholes);

WHEREAS, further to the preceding paragraph, the Parties acknowledge and believe that above- ground storage is a broader opportunity than the United States, and is a global opportunity in countries where nuclear regulators have not established a definitive framework or identified ultimate repository site(s) for below-ground disposal;

WHEREAS, both Parties agree that being first movers in the above-ground storage market for Drillhole Canisters would be mutually beneficial to both Parties;

WHEREAS, the Parties acknowledge and agree to the potential benefits of amending the Agreement to establish the terms and conditions, including related compensation, and accordingly, this Amendment as detailed further below, is intended to establish the following understanding and requirements:

•	DI shall grant to NAC an exclusive license to the Drillhole Canister Technology for the purpose of incorporating Drillhole Canisters into the designs and regulatory approvals of NAC Cask Technology for storage and transportation, including but not limited to NAC’s patented MAGNASTOR® (storage) and MAGNATRAN (transport) technologies;

•	The Parties wish to expand the definitions of Drillhole Canister and related terms to include the full scope of disposal options enabled by the Universal Canister System, including disposal in horizontal, vertical and slanted deep borehole repositories and disposal in mined repositories;

•	DI shall grant to NAC an exclusive license to sell and supply Drillhole Canisters for inclusion within the above-ground storage and related transportation projects as part of NAC Cask Technology (“Above-Ground Projects”);

•	NAC shall only sell and supply Deep Isolation Drillhole Canisters for inclusion within such Above-Ground Projects, meaning that it shall not sell and supply similar multi-functional drillhole canisters owned by itself or competitors.

•	The Parties shall use their own business development and engineering resources to pursue the Above-Ground Projects market, and the Parties will share proposal development costs associated with successful contract awards for Above-Ground Projects as detailed in Section 9 of this Amendment.

•	NAC shall occupy the role, as between NAC and DI, of prime contractor as that term is conventionally understood, and NAC shall thus work directly with the nuclear power plant owner-operator or other facility owner-operator (e.g., such as a government facility) or reactor technology supplier or their agent to contract with the relevant customer(s) (“Above-Ground Customer(s)”) for Above-Ground Projects;

•	Deep Isolation shall receive from NAC an IP fee for the use of each Deep Isolation Drillhole Canister supplied for Above-Ground Storage, and NAC shall obligate its customers of Above-Ground Storage to an additional contingent IP Fee that is owed to Deep Isolation that is due when each supplied Deep Isolation Drillhole Canister is emplaced for disposal.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants, agreements, obligations and conditions hereinbelow set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and accepted by all Parties hereto, the Parties hereto do hereby covenant and agree as follows:

For purposes of this Amendment, the Parties agree to amend the Agreement as follows:

1.	Except as provided otherwise in this Amendment, the provisions of Section 1 (“Collaboration; Roles and Responsibilities”) through 12 (“General”) and including Exhibit B “Sublicensing and Confidentiality Provisions Applicable to Deep Isolation Subcontracts for Fabrication of Non-NAC delivered Canisters (Drillhole Canisters)” of the Agreement shall remain in full force and effect in accordance with their terms. The definitions of the term “Drillhole Canister” and related terms in the Agreement shall be expanded to include the option of disposal of SNF and HLW in deep borehole repositories with horizontal, vertical and slanted orientations and in mined repositories. For absence of doubt, nothing in this Amendment shall be construed to expand the definitions of the term “Drillhole Canister” and related terms in the Agreement to include multi-function canister that cannot be disposed of in deep borehole repositories.

2.	For purposes of this Amendment, with respect to Above-Ground Projects, the term “Drillhole Canister” shall be understood to include the following: relevant DI Canister Technology and NAC Cask Technology, as described in the Agreement.

3.	Additionally, for this Amendment, and the “DI Above-Ground Projects License Grant” as defined in Section 4, below, the term “Drillhole Canister Technology for Above-Ground Projects” shall be understood to include the following, whether developed by NAC solely, DI solely, or jointly by DI and NAC:

a.	“Drillhole Canisters (DHCs),” for light water reactor used fuel assemblies (PWR or BWR) only, as designed and analyzed by NAC, as in-kind contribution by NAC to DI, pursuant to the Agreement;

b.	“Universal Canister System (UCS),” for advanced reactor waste forms (including TRISO pebbles/compacts, vitrified glass, molten salt), as designed and analyzed by NAC, pursuant to subaward with DI, under the Advanced Research Projects Agency- Energy (“ARPA-E”) (including all periods during and after the term of the subaward).

c.	“Future Canisters,” for future canister designs or derivatives of DHCs or UCS that could hold SNF, HLW, transuranic (TRU) waste, and radioactive wastes from the operation of nuclear power plants and from the production and/or reprocessing of nuclear fuel and, like the UCS, have multi-functionality to support storage, transportation and disposal in deep borehole with horizontal, vertical and slanted orientations and mined repositories.

4.	DI License Grant for Drillhole Canister Technology for Above-Ground Projects.

[***]

5.	NAC Exclusive Provider of Drillhole Canisters for Above-Ground Projects.

NAC shall be the exclusive provider of Drillhole Canister Technology for Above-Ground Projects using NAC’s proprietary cask technology for storage and transport, including but not limited to NAC’s patented MAGNASTOR® (storage) and MAGNATRAN (transport) technologies, for the Purpose hereof.

NAC shall only sell and supply Deep Isolation Drillhole Canisters for inclusion within the above-ground storage and related transportation projects as part of NAC Cask Technology. NAC shall not sell and/or supply similar multi-functional drillhole canisters owned by itself or competitors.

6.	NAC Role as Prime Contractor for Above-Ground Projects for Above-Ground Customers.

NAC shall occupy the role, as between NAC and DI, of prime contractor as that term is conventionally understood, and NAC shall thus work directly with the nuclear power plant owner-operator or other facility owner-operator (e.g., such as a government facility) or, as the case may be, with subcontractors to such owner-operators, including reactor technology developers, to contract with such relevant Above-Ground customers for Above-Ground Projects for the Purpose hereof, which as noted hereinabove includes incorporation of such Drillhole Canister Technology into for use within NAC’s proprietary and licensed cask technology for storage and transport, including but not limited to NAC’s patented MAGNASTOR® (storage) and MAGNATRAN (transport) technologies.

7.	IP Fee.

[***]

8.	NAC Right to Incorporate Drillhole Canister Technology for Above-Ground Projects into New or Existing NRC CoCs.

[***]

9.	Business Development Costs; Use of In-Kind Contribution

[***]

10.	Miscellaneous.

a.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same agreement.

b.	The terms of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

c.	Except as provided herein, all other terms of the Agreement shall remain in full force and effect in accordance with their terms and conditions except as specifically modified or amended by this Amendment, and the Parties do hereby ratify and confirm the Agreement as amended hereby.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Cooperation and Licensing Agreement, through their duly authorized officers as signatories below, and as of the Effective Date.

NAC INTERNATIONAL INC.		DEEP ISOLATION, INC.

By:	/s/ Kent S. Cole	By:	/s/ Rod Baltzer
	Kent S. Cole		Rod Baltzer,
	President and CEO		CEO

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